UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report May 7, 2012

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number 000-27261

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 7, 2012, CH2M HILL Companies, Ltd. (“CH2M HILL”) held its Annual Meeting of Stockholders.  In accordance with Item 5.07 of Form 8-K, CH2M HILL is providing the following information regarding the results of the matters voted on by the holders of CH2M HILL’s common stock at the annual meeting.

1.  Election of Directors.

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert W. Bailey	24,123,135	1,004,441	514,433	0
Malcolm Brinded	24,030,499	736,901	874,609	0
Jerry D. Geist	24,367,794	682,832	591,383	0
Charles “Chad” O. Holliday, Jr.	24,489,419	490,627	661,963	0
Georgia R. Nelson	24,105,859	710,693	825,457	0
Michael A. Szomjassy	24,113,529	960,492	567,988	0
Barry L. Williams	24,398,117	725,004	518,888	0

2.  Approval of Amended and Restated 2009 Stock Option Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,642,044	1,662,020	337,945	0

3.  Approval of Material Terms of Executive Incentive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,281,087	3,522,441	838,481	0

4.  Ratification of the appointment of KPMG LLP as the independent auditors of CH2M HILL for 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,049,629	391,173	201,207	0

Item 8.01.  Other Events.

New Price for Common Stock and Trade Date Established.

Effective May 11, 2012, the Board of Directors established the price of the CH2M HILL common stock at $53.39 per share.  This price is a 6.3% decrease from the price of CH2M HILL common stock that was set by the CH2M HILL Board of Directors on February 9, 2012.  For an explanation of CH2M HILL’s historical financial performance, see CH2M HILL’s financial information included in CH2M HILL’s public filings with the United States Securities and Exchange Commission which may be accessed on the Commission’s web site located at http://www.sec.gov.

The next trade date on CH2M HILL’s internal market is June 8, 2012.  Those eligible participants who wish to buy or sell CH2M HILL common stock on this trade date will need to notify our broker, Neidiger, Tucker and Bruner, Inc. (“NTB”), no later than May 25, 2012.  All eligible participants will receive detailed information about the trade date and how to participate directly from NTB.

The price of the CH2M HILL common stock is established by the Board of Directors pursuant to the following valuation methodology:

Share Price = [(7.8 x M x P) + (SE)]/CS

The following table sets forth information concerning the various factors and values used by the Board of Directors to determine the new stock price.  For an explanation of the factors and values used by the CH2M HILL Board of Directors in setting the price of the common stock, see the section titled “INTERNAL MARKET INFORMATION — Stock Price Determined by Board of

Directors” in our prospectus dated March 23, 2010, as amended by our Current Report on Form 8-K dated February 10, 2012, each of which you can find at http://www.sec.gov or receive from CH2M HILL by calling (303) 771-0900.

Effective Date	Price Per Share	M(1)	P(2)	SE(3)	CS(4)
			(in thousands)	(in thousands)	(in thousands)
May 11, 2012	$53.39	1.2	$110,441	$725,247	32,944

The factors and values in the table above are defined as follows:

(1)           “M” is the market factor, which is subjectively determined in the sole discretion of the Board of Directors.  In determining the market factor, the Board of Directors takes into account numerous factors further described in our prospectus in determining the fair market value of the common stock.  This “M” component of our stock price valuation remained unchanged since the inception of the current ownership program in 2000 until the November 9, 2007 valuation, when it was changed by the Board of Directors from 1.0 to 1.2.

(2)           “P” is profit after tax, otherwise referred to as net income, for the four fiscal quarters immediately preceding the trade date, adjusted for any items that the Board of Directors determines should be excluded, as discussed below.

(3)           “SE” is CH2M HILL’s total shareholders’ equity, which includes intangible items, as set forth on CH2M HILL’s quarterly or annual financial statements for the relevant period.  For purposes of setting the price of the common stock, the Board does not include in the “SE” parameter accumulated other comprehensive income (loss), and minority interests or non-controlling interests.

(4)           “CS” is based on the weighted average number of shares of common stock outstanding during the four fiscal quarters immediately preceding the trade date, calculated on a fully diluted basis, adjusted for specific items as determined by the Board of Directors, in its discretion, as discussed below.  By comparison, the year to date weighted average number of shares of common stock as reflected in the diluted earnings per share calculation in CH2M HILL’s financial statements is 31,801,426.

As described in our prospectus, under the CH2M HILL stock price valuation methodology, the Board of Directors has the discretion to review events and exclude nonrecurring or unusual transactions from certain of the parameters used in the stock price valuation.  Transactions are considered nonrecurring or unusual if the market would not generally take them into account in valuing an equity security.

Non-cash depreciation and amortization charges relating to acquisitions.  In the final three quarters of 2011 and the first quarter of 2012, CH2M HILL recognized certain non-cash depreciation and amortization charges relating to acquisitions, resulting in a reduction of our earnings (net of tax) in the total amount of $15.6 million.  The Board of Directors believes that these non-cash charges would generally not be taken into account by the market in valuing an equity security.  Therefore, the Board of Directors decided to exclude these acquisition costs from the “P” (profit after tax) parameter for stock valuation purposes.  These non-cash depreciation and amortization charges are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total shareholders’ equity).  The Board intends to treat these asset depreciation and amortization costs similarly in the future by excluding them from the “P” calculation while retaining them in the “SE” parameter.

Adjustments to the Calculation of Common Stock Outstanding (“CS”). “CS’’ is based on the weighted-average number of shares of our common stock outstanding during the four fiscal quarters immediately preceding the Trade Date, calculated on a fully-diluted basis. By ‘‘fully-diluted’’ we mean that the calculations are made as if all outstanding options to purchase our common stock had been exercised and other ‘‘dilutive’’ securities were converted into shares of our common stock. In addition, our Board of Directors may determine, in its discretion and solely for the purpose of determining the price of CH2M HILL common stock, (1) to adjust the weighted-average number of shares to reflect in an appropriate manner the impact of past or anticipated future issuances, and (2) to treat substantial issuances of shares, such as substantial issuances of shares as consideration in connection with business acquisition transactions, that occur during the four fiscal quarters immediately preceding the Trade Date as having been issued at the beginning of such four-quarter period.  For example, we include in CS as calculated an estimate of the weighted-average number of shares that we reasonably anticipate will be issued during the next four quarters under our stock-based compensation programs and employee benefit plans.  Similarly, the Board of Directors has determined that, solely for the purpose of determining the price of CH2M HILL common stock, the issuance of shares as partial consideration for CH2M HILL’s acquisition of Halcrow Holdings Limited in November 2011 should be treated as having occurred at the beginning of the four fiscal quarter period ending on March 31, 2012.

Historical Prices for CH2M HILL Common Stock

The prices for CH2M HILL common stock for the past three years have been:

Effective Date	Price Per Share	Percentage Price Increase (Decrease)
May 7, 2009	32.54	4.6%
August 7, 2009	35.72	9.8%
November 6, 2009	40.91	14.5%
February 12, 2010	40.52	(1.0)%
May 6, 2010	41.13	1.5%
August 13, 2010	45.49	10.6%
November 12, 2010	46.49	2.2%
February 11, 2011	46.75	0.6%
May 5, 2011	50.43	7.9%
August 10, 2011	54.35	7.8%
November 11, 2011	55.71	2.5%
February 9, 2012	57.01	2.3%
May 11, 2012	53.39	(6.3)%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: May 11, 2012	By:	/s/ MICHAEL A. LUCKI
Michael A. Lucki

Its: Senior Vice President and Chief Financial Officer